Exhibit 99.1

PAVmed Collaborates with Canon on DisappEAR™ Pediatric Ear Tubes

Executed LOI with Canon Virginia, Inc. to develop and implement commercial grade processes to manufacture molded resorbable pediatric ear tubes from aqueous silk fibroin

NEW YORK, June 3, 2020 (GLOBE NEWSWIRE) — PAVmed Inc. (Nasdaq: PAVM, PAVMZ) (the “Company” or “PAVmed”), a highly differentiated, multiproduct medical device company, today announced the Company and global manufacturer Canon Inc.’s United States manufacturing and technology center, Canon Virginia, Inc. (“Canon Virginia”), have executed a letter of intent (the “LOI”) to consummate a series of agreements to develop and utilize Canon Virginia’s commercial grade and scalable aqueous silk fibroin molding process to manufacture PAVmed’s DisappEAR molded pediatric ear tubes for commercialization.

“We are very proud to partner with such a highly-respected leading global manufacturer as Canon to develop and commercialize our DisappEAR resorbable pediatric ear tubes,” said Lishan Aklog, M.D., PAVmed’s Chairman and Chief Executive Officer. “Canon’s extensive experience and expertise in innovative and efficient production methods and its vast state-of-the-art facilities in Newport News, Virginia, make it the ideal partner to develop this groundbreaking technology for the one million children who currently undergo ear tube placement each year.”

Under terms outlined in the LOI, PAVmed and Canon Virginia propose to enter into two sequential agreements covering a five-phase project culminating in the commercialization of PAVmed’s DisappEAR molded pediatric ear tubes.

“Canon operates under the philosophy of Kyosei, which means ‘living and working together for the common good’,” said Toru Nishizawa, President and Chief Executive Officer of Canon Virginia, Inc. “We look forward to working together with the PAVmed team to improve the care of patients by offering our world class manufacturing and process expertise to the development and commercialization of silk-based resorbable ear tubes.”

Each year, up to one million children with persistent ear infections (otitis media) or middle ear fluid collections (effusions) undergo placement of metal, plastic or latex bilateral ear tubes to drain the middle ear. This procedure, formally known as bilateral tympanostomy, is the most common pediatric surgical procedure in the United States. Up to 50% of patients require repeat surgery under general anesthesia to remove the tubes once they are no longer needed or if they become dislodged and do not fall out of the ear canal on their own.

PAVmed licensed the technology underlying its DisappEAR resorbable ear tube from Tufts University on behalf of itself and other leading academic institutions including, two Harvard Medical School teaching hospitals – Massachusetts Eye and Ear Infirmary and Massachusetts General Hospital – as well as, Massachusetts Institute of Technology and Eidgenössisches Technishe Hochschule Zürich. The tubes are manufactured from a proprietary aqueous silk technology which is designed to slowly be reabsorbed over the intended course of treatment.

PAVmed believes that DisappEAR has the potential to revolutionize the care of children with complex or recurrent otitis media by avoiding a second procedure and eliminating the need for a seven to 10-day post-operative ear drop regimen, which is challenging for parents to administer. It also expects fewer complications, including fewer ear tubes remaining in the ear canals for years after becoming dislodged, a situation which may lead to pain, bleeding or an obstructed view of the ear drum required to identify recurrent middle ear infection.

PAVmed has completed extensive animal testing of DisappEAR ear tubes machined from blocks of this proprietary silk technology. In a six-month study performed by Christopher J. Hartnick, M.D., Professor of Otolaryngology at Harvard Medical School and Chief of Pediatric Otolaryngology at Massachusetts Eye and Ear Infirmary and Massachusetts General Hospital, the DisappEAR tubes remained widely patent throughout the duration of the study, retaining their implant position with good healing of the ear drum. Perhaps more impressively, the tubes showed unexpected surfactant properties which appear to provide several unique benefits over traditional plastic tubes, including enhanced drainage of fluid from the middle ear, potential intrinsic antimicrobial properties and a surprising absence of otorrhea – a difficult to manage condition where pus and fluid drains out of the middle ear and into the ear canal and typically occurs in at least 25-30% of recipients of traditional plastic tubes, despite administration of antibiotic ear drops.

Recent advances in molding processes for aqueous silk fibroin has led PAVmed to transition DisappEAR’s design from machining blocks of silk to injection molding, a much less costly and efficient commercial manufacturing process, especially at scale. PAVmed sought to partner with Canon Virginia because the Company believed it to be the most technologically capable and respected manufacturer developing a scalable commercial grade process to produce aqueous silk fibroin for human clinical applications.

About PAVmed

PAVmed Inc. is a highly differentiated, multiproduct commercial stage medical device company employing a unique business model designed to advance innovative products to commercialization rapidly and with less capital than the typical medical device company. This proprietary model enables PAVmed to pursue an expanding pipeline strategy with a view to enhancing and accelerating value creation while seeking to further expand its pipeline through relationships with its network of clinician innovators at leading academic centers. PAVmed’s diversified product pipeline addresses unmet clinical needs encompassing a broad spectrum of clinical areas with attractive regulatory pathways and market opportunities. Its four operating divisions include GI Health (EsoGuard™ Esophageal DNA Test, EsoCheck™ Esophageal Cell Collection Device, and EsoCure™ Esophageal Ablation Device with Caldus™ Technology), Minimally Invasive Interventions (CarpX™ Minimally Invasive Device for Carpal Tunnel Syndrome), Infusion Therapy (PortIO™ Implantable Intraosseus Vascular Access Device and NextFlo™ Highly Accurate Infusion Platform Technology), and Emerging Innovations (non-invasive laser-based glucose monitoring, pediatric ear tubes, and mechanical circulatory support). For more information, please visit www.pavmed.com, follow us on Twitter, connect with us on LinkedIn, and watch our videos on YouTube. For more information on our majority owned subsidiary, Lucid Diagnostics Inc., please visit www.luciddx.com, follow Lucid on Twitter, and connect with Lucid on LinkedIn.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of PAVmed’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Risks and uncertainties that may cause such differences include, among other things, volatility in the price of PAVmed’s common stock, Series W Warrants and Series Z Warrants; general economic and market conditions; the uncertainties inherent in research and development, including the cost and time required advance PAVmed’s products to regulatory submission; whether regulatory authorities will be satisfied with the design of and results from PAVmed’s preclinical studies; whether and when PAVmed’s products are cleared by regulatory authorities; market acceptance of PAVmed’s products once cleared and commercialized; our ability to raise additional funding and other competitive developments. PAVmed has not yet received clearance from the FDA or other regulatory body to market many of its products. The Company has been monitoring the COVID-19 pandemic and its impact on our business. The Company expects the significance of the COVID-19 pandemic, including the extent of its effect on the Company’s financial and operational results, to be dictated by, among other things, the success of efforts to contain it and the impact of actions taken in response. New risks and uncertainties may arise from time to time and are difficult to predict. All of these factors are difficult or impossible to predict accurately and many of them are beyond PAVmed’s control. For a further list and description of these and other important risks and uncertainties that may affect PAVmed’s future operations, see Part I, Item IA, “Risk Factors,” in PAVmed’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as the same may be updated in Part II, Item 1A, “Risk Factors” in any Quarterly Reports on Form 10-Q filed by PAVmed after its most recent Annual Report. PAVmed disclaims any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in its expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

Contacts:

Investors

Mike Havrilla

Director of Investor Relations

(814) 241-4138

JMH@PAVmed.com

Media

Shaun O’Neil

Chief Commercial Officer

(518) 812-3087

SMO@PAVmed.com